Exhibit 10.25

4/28/04

AMENDMENT TO OUTSOURCING AGREEMENT

THIS AMENDMENT (“Amendment”) amends the Outsourcing Agreement dated July 1, 1999, as amended, by and between First Midwest Bancorp, Inc. (“Customer”), and Marshall & Ilsley Corporation, acting through its division, M&I Data Services (the “Agreement”). Subsequent to the effective date of the Agreement, Marshall & Ilsley Corporation assigned the Agreement to Metavante Corporation (“Metavante”), which assumed all of the rights and obligations of Marshall & Ilsley Corporation under the Agreement. This Amendment is made as of this      day of             , 2004 (the “Effective Date”), by and between the undersigned parties, and does hereby alter, amend and modify the Agreement and supersedes and takes precedence over any conflicting provisions contained in the Agreement. All other terms and conditions contained in the Agreement shall continue in full force and effect. Except as set forth herein, all capitalized terms not defined herein shall have the same meaning given to them in the Agreement.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties agree as follows:

Amendment to the Agreement.

1.	Services. All Services provided under the Agreement from and after the Effective Date of this Amendment are defined in Exhibit A attached hereto and made a part hereof. All Services shall be performed in accordance with the terms of this Amendment and all documentation published by Metavante describing such Services. In the event that the parties mutually agree upon additional Services or modifications to existing Services, the parties shall execute an amendment to the Agreement detailing the scope of the additional Services, related specifications and warranties, pricing terms, and any other terms relevant to such additional Services. All new Services shall be performed in accordance with the documentation published by Metavante describing such Services except to the extent the applicable amendment specifies other standards.

2.	Fees. Schedule 8.1 of the Agreement and all previous amendments to the Agreement pertaining to fees are hereby amended, superseded and replaced by the Fee Schedule attached hereto as Exhibit B. Notwithstanding anything to the contrary in the Agreement, the prices and rates specified in the Fee Schedule shall apply effective as set forth in Exhibit B through the remainder of the Term of the Agreement.

3.	Pursuant to Section 1.2 JJ, “Term” and Section 2.1, Initial Term, of the Agreement, the parties hereby agree that the Agreement shall be extended to June 30, 2014, unless earlier terminated pursuant to the terms of the Agreement (as amended).

4.	Section 18.1, Account Representatives, shall be deleted in its entirety.

5.	Section 22.20, IBS Software Purchase, shall be deleted in its entirety.

6.	Exhibit D, Special Considerations, attached hereto and made a part hereof, shall be added as a new schedule to the Agreement.

7.	Schedule 11.1, Termination Fee Schedule, of the Agreement is hereby deleted in its entirety and replaced with the Termination Fee Schedule attached as Exhibit E hereto.

8.	Schedule 9.1 of the Agreement, and any amendments thereto, is hereby deleted in its entirety and replaced by the Master Service Level Schedule attached as Exhibit F hereto.

9.	The “ARGO Solution” is defined as all functionality comprising the ARGO Suite as of the date of this Amendment, as well as additional functionality released by ARGO in the future if made a part of the Suite.

10.	Customer desires to receive and Metavante agrees to provide Wealth Management Services, as more fully described on the attached Exhibit G. Customer agrees to pay Metavante for the Wealth Management Services in accordance with Exhibit G2 attached. Notwithstanding anything to the contrary, Customer shall only be required to receive Wealth Management Services for a term of three (3) years from the initial date of receipt of the Wealth Management Services.

© 2003, Metavante Corporation	1

Further, any agreement Customer shall have with its customers with regard to these Services, shall include the language attached as Exhibit G3.

Confidential Treatment. Customer understands and agrees that information set forth in the Exhibits to this Amendment contains Confidential Information of Metavante. Therefore, Customer agrees as follows:

a. Customer shall not file the Agreement or this Amendment with the U.S. Securities and Exchange Commission (the “SEC”) unless such filing is required under Item 601 of Regulation S-K.

b. In the event that this Amendment must be filed by Customer with the SEC under Regulation S-K, Customer shall take all actions necessary to obtain confidential treatment of the Exhibits to this Amendment in accordance with Rule 406 under the Securities Act of 1933. Specifically, and without limitation, Customer shall omit the Exhibits from the material filed with the SEC and, in lieu thereof, shall indicate in the appropriate place in the material filed that the confidential information has been so omitted and filed separately with the SEC. Customer shall file the Exhibits separately in accordance with the requirements of Rule 406 to maintain the confidentiality of the documents, and file an application making an objection to the disclosure of these materials. If the SEC denies the application, Customer will seek review of the decision under Rule 431.

New Services. Any Services requested by Customer, which are not specifically priced as of the date of this Amendment shall be considered New Services, and will be charged according to Metavante’s then current prices, unless otherwise agreed to by the parties.

Continuance of Agreement. Except as amended herein, the conditions and terms of the Agreement shall remain in full force and effect.

Binding Agreement. The parties hereto acknowledge that each has read this Amendment, understands it, and agrees to be bound by its terms and conditions as stated herein.

Miscellaneous. Capitalized terms used in this Amendment, which are not otherwise defined herein, shall have the meanings ascribed thereto in the Agreement.

IN WITNESS HEREOF, the parties hereto, through their duly authorized officers and agents, hereby execute this Amendment on the date before written.

METAVANTE CORPORATION (“Metavante”)

By:	/s/ Paul T. Danola
Name:	Paul T. Danola
Title:	Executive Vice President
Financial Technology Services and Wealth Management

By:	/s/ James R. Geschke
Name:	James R. Geschke
Title:	Senior Vice President and General Manager
Financial Technology Services and Customer Relationship Management

FIRST MIDWEST BANCORP, INC. (“Customer”)

By:	/s/ Kent S. Belasco
Name:	KENT S. BELASCO
Title:	EVP/CIO

© 2003, Metavante Corporation	2